Exhibit 99.1

DST Systems, Inc. Announces Amisys Synertech Acquisition

KANSAS CITY, Mo., Oct. 2 /PRNewswire-FirstCall/ -- DST Systems, Inc. (NYSE: DST) announced today that it has completed the previously announced acquisition of Amisys Synertech, Inc. (ASI) through a merger with a wholly owned subsidiary of DST Health Solutions, Inc. Post-closing, ASI’s financial results will be consolidated with those of DST.

ASI is an enterprise software developer, software applications service provider, and business process outsourcer for the U.S. commercial healthcare industry.

The information and comments above include forward-looking statements respecting DST and its businesses and the proposed acquisition. Such information and comments are based on DST’s views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in DST’s latest periodic report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. There can be no assurance that the transaction will close. DST will not update any forward-looking statements in this press release to reflect future events.

SOURCE  DST Systems, Inc.
          -0-                                        10/02/2006
          /CONTACT: Thomas A. McDonnell, President and Chief Executive Officer, +1-816-435-8684, or Kenneth V. Hager, Vice President and Chief Financial Officer, +1-816-435-8603, both of DST Systems/